UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 14, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 14, 2009 Oscient Pharmaceuticals Corporation (the “Company”), its wholly owned subsidiary Guardian II Acquisition Corporation and its licensor Ethypharm, S.A. filed a lawsuit in the United States District Court for the District of Maryland against Lupin Limited and its subsidiary Lupin Pharmaceuticals, Inc. (“Lupin”) for infringement of U.S. Patent No. 7,101,574 (“the ‘574 Patent”), which is listed in the Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) for ANTARA® (fenofibrate) capsules. The lawsuit against Lupin has been filed in response to an Abbreviated New Drug Application (“ANDA”) filed by Lupin with the U.S. Food and Drug Administration (“FDA”) seeking FDA approval to market a generic version of ANTARA capsules prior to the August 2020 expiration of the ‘574 Patent.

In accordance with the Hatch-Waxman Act, as a result of having filed a timely lawsuit against Lupin, FDA approval of Lupin’s ANDA will be stayed until the earlier of 30 months from the date of receipt of the Paragraph IV certification notice, or a District Court decision finding that the ‘574 Patent is either invalid, unenforceable or not infringed by the drug product which is the subject of Lupin’s ANDA.

On January 15, 2009 the Company issued a News Release announcing its filing of the lawsuit referenced herein. A copy of the News Release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	News Release issued by the Company on January 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President and Chief Financial
Officer

Date: January 15, 2009